Exhibit 99.1

                           Certification Pursuant to
                            18 U.S.C. Section 1350,
     As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     The undersigned hereby certifies as follows:

     1. I am the Chief Executive Officer and President of Panamerican Beverages, Inc. (the "Company") and I am delivering this certificate in connection with the Form 10-Q of the Company for the period ended September 30, 2002 (the "Report") as filed with the Securities and Exchange Commission.

     2. To the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



     /s/ Craig Jung
     --------------------------
     Craig D. Jung
     Chief Executive Officer
     November 7, 2002